UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 17, 2012

CAPSTONE THERAPEUTICS CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-21214	86-0585310
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1275 West Washington Street, Suite 101, Tempe, Arizona	85281
(Address of principal executive offices)	(Zip Code)

(602) 286-5520
Registrant's telephone number, including area code

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 17, 2012, the Board of Directors (the "Board") of Capstone Therapeutics Corp. (the "Company") adopted a resolution to reduce the size of the Board from six members to three members. Concurrent with this action, on January 17, 2012, Robert J. Spiegel, MD, William M. Wardell, MD, Ph.D. and Augustus A. White, III, MD, Ph.D. tendered their resignations from the Board.

On January 17, 2012, the Board also approved immediate vesting of all outstanding unvested options and stock awards held by directors. As a result, the vesting of options to purchase 20,839 shares of the Company's common stock was accelerated and the vesting of 60,000 shares of restricted stock was accelerated. The options subject to accelerated vesting had no intrinsic value at January 17, 2012.

Section 7 - Regulation FD

Item 7.01. Regulation FD Disclosure.

As described in our Form 8-K filed with the Securities and Exchange Commission on October 14, 2011, on October 13, 2011, the Board adopted a plan to preserve cash during ongoing partnering efforts and a reduction from eighteen full time employees to four full time employees. On January 20, 2012, we issued a press release announcing additional steps we have taken to preserve cash and move toward winding down operations. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

The information in Item 7.01 of this Form 8-K and Exhibit 99.1 furnished herewith shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities under that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in any such filing.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated January 20, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTONE THERAPEUTICS CORP.
Date: January 20, 2012	/s/ JOHN M. HOLLIMAN, III John M. Holliman, III Executive Chairman